(MULTICURRENCY--CROSS BORDER)                                        Exhibit 10p


                                     ISDA(R)

                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                          dated as of December 5, 2001

SUNTRUST BANK                     AND                       BROWN & BROWN, INC.
  Party A                                                      Party B

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:--

1.       INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.       OBLIGATIONS

(a)      GENERAL CONDITIONS.

         (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

         (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

         (iii) Each obligation of each party under Section 2(a)(i) is subject to
         (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b) CHANGE OF ACCOUNT. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)      NETTING. If on any date amounts would otherwise be payable:--

         (i)      in the same currency; and

         (ii)     in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)      DEDUCTION OR WITHHOLDING FOR TAX.

         (i) GROSS-UP. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:--

                  (1) promptly notify the other party ("Y") of such requirement;

                  (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

                  (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

                  (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

                           (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

                           (B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for
                           (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or
                           (II) a Change in Tax Law.

         (ii)     LIABILITY. If:--

                  (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

                  (2)      X does not so deduct or withhold; and

                  (3) a liability resulting from such Tax is assessed directly against X,

         then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) DEFAULT INTEREST; OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.       REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a)      BASIC REPRESENTATIONS.

         (i) STATUS. It is duly organized and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

         (ii) POWERS. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

         (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

         (iv) CONSENTS. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

         (v) OBLIGATIONS BINDING. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) PAYER TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) PAYEE TAX REPRESENTATIONS. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.       AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

         (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

         (ii) any other documents specified in the Schedule or any Confirmation; and

         (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) MAINTAIN AUTHORISATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) PAYMENT OF STAMP TAX. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organized, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.       EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

         (i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

         (ii) BREACH OF AGREEMENT. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

         (iii)    CREDIT SUPPORT DEFAULT.

                  (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

                  (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

                  (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

         (iv) MISREPRESENTATION. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

         (v) DEFAULT UNDER SPECIFIED TRANSACTION. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party
         (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

         (vi)     CROSS DEFAULT. If "Cross Default" is specified in the
         Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

         (vii) BANKRUPTCY. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

                  (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter: (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

         (viii) MERGER WITHOUT ASSUMPTION. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:--

                  (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

                  (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:--

         (i) ILLEGALITY. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):--

                  (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

                  (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

         (ii) TAX EVENT. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under
         Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under
         Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

         (iii) TAX EVENT UPON MERGER. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under
         Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

         (iv) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

         (v) ADDITIONAL TERMINATION EVENT. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.       EARLY TERMINATION

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)      RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

         (i) NOTICE. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

         (ii) TRANSFER TO AVOID TERMINATION EVENT. If either an Illegality under
         Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

         If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

         Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

         (iii) TWO AFFECTED PARTIES. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

         (iv)     RIGHT TO TERMINATE. If:--

                  (1) a transfer under Section 6(b)(ii) or an agreement under
                  Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

                  (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)      EFFECT OF DESIGNATION.

         (i) If notice designating an Early Termination Date is given under
         Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

         (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)      CALCULATIONS.

         (i) STATEMENT. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

         (ii) PAYMENT DATE. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

         (i) EVENTS OF DEFAULT. If the Early Termination Date results from an Event of Default:--

                  (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

                  (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

                  (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to
                  (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

                  (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

         (ii) TERMINATION EVENTS. If the Early Termination Date results from a Termination Event:--

                  (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

                  (2)      Two Affected Parties. If there are two Affected
                  Parties:--

                           (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                           (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

                  If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

         (iii) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

         (iv) PRE-ESTIMATE. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.       TRANSFER

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:--

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.       CONTRACTUAL CURRENCY

(a) PAYMENT IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) JUDGMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.       MISCELLANEOUS

(a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)      COUNTERPARTS AND CONFIRMATIONS.

         (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

         (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.      OFFICES; MULTIBRANCH PARTIES

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.      EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.      NOTICES

(a) EFFECTIVENESS. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:-- (i) if in writing and delivered in person or by courier, on the date it is delivered;

         (ii) if sent by telex, on the date the recipient's answerback is received;

         (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

         (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

         (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.      GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

         (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

         (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.      DEFINITIONS

As used in this Agreement:--

"ADDITIONAL TERMINATION EVENT" has the meaning specified in Section 5(b).

"AFFECTED PARTY" has the meaning specified in Section 5(b).

"AFFECTED TRANSACTIONS" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"AFFILIATE" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"APPLICABLE RATE" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)      in all other cases, the Termination Rate.

"BURDENED PARTY" has the meaning specified in Section 5(b).

"CHANGE IN TAX LAW" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"CONSENT" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

"CREDIT SUPPORT DOCUMENT" means any agreement or instrument that is specified as such in this Agreement.

"CREDIT SUPPORT PROVIDER" has the meaning specified in the Schedule.

"DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"DEFAULTING PARTY" has the meaning specified in Section 6(a).

"EARLY TERMINATION DATE" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"EVENT OF DEFAULT" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"ILLEGALITY" has the meaning specified in Section 5(b).

"INDEMNIFIABLE TAX" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organized, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"LAW" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "UNLAWFUL" will be construed accordingly.

"LOCAL BUSINESS DAY" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"LOSS" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"MARKET QUOTATION" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"NON-DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"NON-DEFAULTING PARTY" has the meaning specified in Section 6(a).

"OFFICE" means a branch or office of a party, which may be such party's head or home office.

"POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"REFERENCE MARKET-MAKERS" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"RELEVANT JURISDICTION" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organized, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"SCHEDULED PAYMENT DATE" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"SET-OFF" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"SETTLEMENT AMOUNT" means, with respect to a party and any Early Termination Date, the sum of:--

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"SPECIFIED ENTITY" has the meaning specified in the Schedule.

"SPECIFIED INDEBTEDNESS" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"SPECIFIED TRANSACTION" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"STAMP TAX" means any stamp, registration, documentation or similar tax.

"TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"TAX EVENT" has the meaning specified in Section 5(b).

"TAX EVENT UPON MERGER" has the meaning specified in Section 5(b).

"TERMINATED TRANSACTIONS" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"TERMINATION CURRENCY" has the meaning specified in the Schedule.

"TERMINATION CURRENCY EQUIVALENT" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Terminated Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"TERMINATION EVENT" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"TERMINATION RATE" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"UNPAID AMOUNTS" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.


SUNTRUST BANK                              BROWN & BROWN, INC.


By:                                        By:
   --------------------------------           ---------------------------------
   Fred D. Woolf                              Name:
   Vice President                             Title:

Date:                                      Date:
     --------------------                       ---------------------

                                 SCHEDULE TO THE
                              ISDA MASTER AGREEMENT
                      DATED AS OF DECEMBER 5, 2001, BETWEEN

                                  SUNTRUST BANK
                                  ("PARTY A")

                                       AND

                              BROWN & BROWN, INC.
                                  ("PARTY B")


                                     Part 1
                                   Definitions

1. "Affiliate" shall have the meaning assigned to such term in Section 14 of this Agreement.

2.       "Calculation Agent" shall mean Party A.

3. "Shareholders' Equity" means with respect to any entity, at any time, the sum (as shown in the most recent annual audited financial statements of such entity) of (i) its capital stock (including preferred stock) outstanding, taken at par value, (ii) its capital surplus and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with generally accepted accounting principles.

4.       "Specified Entity" shall mean for the purposes of Sections 5(a)(v),
         (vi), and (vii), and Section 5(b)(iv) of this Agreement, in the case of Party A, not applicable, and in the case of Party B, any Affiliate of Party B.

5. "Specified Indebtedness" shall have the meaning assigned to such term in Section 14 of this Agreement, but shall not include indebtedness in respect of deposits received.

6. "Specified Transaction" shall have the meaning assigned to such term in Section 14 of this Agreement.

7.       "Termination Currency" shall mean United States Dollars.

8. "Threshold Amount" shall mean, for purposes of Section 5(a)(vi) of this Agreement, (a) with respect to Party A, an amount equal to three percent (3%) of its Shareholders' Equity, determined in accordance with generally accepted accounting principles in such party's jurisdiction of incorporation or organization, consistently applied, as at the end of such party's most recently completed fiscal year, and
         (b) with respect to Party B, an amount equal to $1,000,000 (or the equivalent thereof in any other currencies), except that with respect to indebtedness under the Loan Agreement, the Threshold Amount shall be $0.00.

                                     Part 2
                                 Representations

1.       Tax Representations. None.

2.       The following paragraph is added as Section 3(g) of this Agreement:

         "(g) Eligible Contract Participant. It is an Eligible Contract Participant as defined in Section 101(12) of the Commodity Futures Modernization Act of 2000."


                                     Part 3
                                   Agreements

1. Documents to be delivered. For purposes of Section 4(a) of this Agreement, each party agrees to deliver the following documents as applicable:

         (a) Certified copies of all documents evidencing necessary corporate authorizations, as well as other authorizations and approvals with respect to the execution, delivery and performance by the party of this Agreement and any Credit Support Document.

                  Party required to deliver:                  Party B

                  Date by which to be delivered:              Upon execution of
                                                                  this Agreement

                  Covered by Section 3(d) Representation:     Yes

        (b) An incumbency certificate of an authorized officer of the party certifying the names, true signatures and authority of the officers of the party signing this Agreement and any Credit Support Document.

                  Party required to deliver:                  Party B

                  Date by which to be delivered:              Upon execution of
                                                                  this Agreement

                  Covered by Section 3(d) Representation:     Yes

         (c) Such other document as the other party may reasonably request in connection with each Transaction.

                  Party required to deliver:                  Party B

                  Date by which to be delivered:              Promptly upon
                                                                         request

                  Covered by Section 3(d) Representation:     Yes

         (d) Such other written information respecting the condition or operations, financial or otherwise, of Party B as Party A may reasonably request from time to time.

                  Party required to deliver:                  Party B

                  Date by which to be delivered:              Promptly upon
                                                                         request

                  Covered by Section 3(d) Representation:     Yes

                                     Part 4
                             Termination Provisions

1. Cross Default. The "Cross Default" provisions of Section 5(a)(vi) of this Agreement shall apply to each of Party A and Party B.

2.       Credit Event Upon Merger. The "Credit Event Upon Merger" provisions of
         Section 5(b)(iv) of this Agreement shall apply to each of Party A and Party B.

3. Automatic Early Termination. The "Automatic Early Termination" provision of Section 6(a) of this Agreement shall not apply to either Party A or Party B.

4. Payments on Early Termination. For purposes of Section 6(e) of this Agreement, Second Method and Loss shall apply.

5. Additional Termination Event will not apply. Notwithstanding the foregoing, Party A will have the right (but not the obligation) to terminate all or a pro rata portion of any Transaction related to the Loan Agreement and will be entitled to receive from, or will be required to pay to, Party B the fair market value for such termination, as determined by Party A in good faith and in accordance with market practice and its own customary procedures, upon the occurrence of one or more of the following events:

         (a) If the indebtedness under the Loan Agreement is (for whatever reason, in whatever manner) partially or fully paid or discharged (except with respect to any scheduled amortization);

         (b)      If Party A ceases to be a party to the Loan Agreement;

         (c) If the lenders party to the Loan Agreement become secured or, if already secured, the lenders obtain additional security thereunder and Party A, in its capacity as a party to this Agreement and any Transaction hereunder, is not entitled to the same rights, privileges, and interest in the collateral and/or guaranty agreements as the lenders are entitled to under the Loan Agreement;

         (d) If there is a default, an event of default, or other similar condition or event (however described) in relation to Party B under the Loan Agreement (without regard to the existence of any waiver or forbearance agreement with respect thereto); and

         (e) If the Loan Agreement is amended, restated, supplemented, or otherwise modified and Party A does not consent, in its sole discretion, to such amendment, restatement, supplement, or other modification.

         Party A may exercise such right to terminate, at any time in its sole discretion, following the occurrence of any one of such events through the Termination Date. A failure or delay in exercising the foregoing right to terminate will not be presumed to operate as a waiver, and a single or partial exercise of such right will not be presumed to preclude any subsequent or further exercise of that right.

                                     Part 5
                                  Miscellaneous

1.       Notices. For purposes of Section 12 of this Agreement:

         (a)      The address for notice or communication to Party A is:

                  SunTrust Capital Markets, Inc.
                  Financial Risk Management, Operations
                  303 Peachtree Street, N.E.
                  23rd Floor, Center Code 3913
                  Atlanta, GA  30308
                  404-575-2696 (phone)
                  404-532-0514 (fax)

        (b)       The address for notice or communication to Party B is:

                  Mr. Cory T. Walker
                  Chief Financial Officer
                  Brown & Brown, Inc.
                  220 S. Ridgewood Ave.
                  Daytona Beach, FL  32114
                  386-239-7250 (phone)
                  386-239-7252 (fax)

2. Governing Law. Section 13(a) of this Agreement is hereby restated as follows:

                  "(a) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine."

3. Jurisdiction. Section 13(b)(i) of this Agreement is hereby restated as follows:

                  "(i) submits to the nonexclusive jurisdiction of the courts of the State of Georgia and the United States District Court located in Atlanta, Georgia; and"

4.       Process Agent. Process Agent shall not apply to this Agreement.

5. Offices. The provisions of Section 10(a) of this Agreement shall not apply to either party.

6. Multibranch Party. For purposes of Section 10(c) of this Agreement, neither Party A nor Party B is a Multibranch Party.

7.       Credit Support Provider.

         Credit Support Provider means in relation to Party A: Not applicable. Credit Support Provider means in relation to Party B: The party, as of any particular time and as may be acceptable to Party A, whose undertakings or assets under the Credit Support Document secure the timely performance of Party B's obligations under this Agreement.

8.       Credit Support Document.

         Credit Support Document means in relation to Party A: Not applicable. Credit Support Document means in relation to Party B: Any guaranty, letter of credit, credit agreement, security agreement, mortgage, deed of trust, pledge agreement, assignment agreement, investment agreement, surety bond, or other credit enhancement device, or any combination thereof issued as security for the timely performance of Party B's obligations under this Agreement, as may be acceptable to Party A, including, without limitation, any amendments, supplements, restatements, or other modifications, or any substitutions or replacements thereto in form and substance satisfactory to Party A.

                                     Part 6
                              Additional Agreements

1. Recording of Conversations. Each party (i) consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, (ii) waives any further notice of such monitoring or recording, and (iii) agrees to notify (and, if required by law, obtain the consent of) its officers and employees with respect to such monitoring or recording.

2. Mediation and Arbitration. Notwithstanding anything to the contrary contained herein, the parties agree to submit to mediation and, should settlement through mediation not occur, to arbitration any and all claims, disputes, and controversies between them (and their respective employees, officers, directors, affiliates, attorneys, and other agents) resulting from or arising out of this Agreement. Such mediation and arbitration shall proceed in the jurisdiction where Party A is located, shall be governed by the law specified in this Agreement, and shall be conducted (a) in accordance with such rules as may be agreed upon by the parties or (b) in the event the parties do not reach an agreement as to such rules within thirty (30) days after a notice of dispute, in accordance with the Commercial Mediation Rules and Commercial Arbitration Rules of the American Arbitration Association. If, within thirty (30) days after service of a written demand for mediation, the mediation does not result in settlement of the dispute, then any party may demand arbitration, and the decision of the arbitrator(s) shall be binding on the parties. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. It is agreed that the arbitrators shall have no authority to award treble, exemplary, or punitive damages of any type under any circumstances, whether or not such damages may be available under state or federal law, or under the Federal Arbitration Act, or under the Commercial Arbitration Rules of the American Arbitration Association, the parties hereby waiving their right, if any, to recover any such damages.

3. Set Off. Section 6 of the Agreement is amended by adding the following new subsection 6(f):

                  "(f) RIGHT OF SET-OFF. Upon the occurrence of an Event of Default with respect to Party B, or an Illegality or Credit Event Upon Merger where Party B is the Affected Party, Party A will have the right (but not the obligation), without prior notice to Party B or any other person, to set-off any obligation of Party A or any of Party A's present or future Affiliates, branches, or offices owing to Party B, against any obligation of Party B owing to Party A or any of Party A's present or future Affiliates, branches, or offices (whether or not such obligations arise under this Agreement, whether or not matured, whether or not contingent, and regardless of the place of payment or booking office of the obligations). In order to enable Party A to exercise its rights of set-off, if an obligation is unascertained, Party A may in good faith estimate that obligation and set-off in respect of the estimate, subject to Party A accounting to Party B when the obligation is ascertained.

                  Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien, or other right to which any party is at any time otherwise entitled (whether by operation of law, contract, or otherwise)."

4. By signing this Schedule, Party B acknowledges that it has received and understands the SunTrust Bank "Terms of Dealing for OTC Risk Management Transactions" and the "Risk Disclosure Statement for OTC Risk Management Transactions" (each attached hereto and incorporated by reference into this Agreement).

Please confirm your agreement to the terms of the foregoing Schedule by signing below.


SUNTRUST BANK                                    BROWN & BROWN, INC.


By:                                              By:
   ------------------------------                   ---------------------------
Name:                                            Name:
Title:                                           Title:

                           SUNTRUST BANK ("SUNTRUST")
             TERMS OF DEALING FOR OTC RISK MANAGEMENT TRANSACTIONS


In connection with the negotiation, entry into, and performance from time to time of over-the-counter ("OTC") risk management transactions, please be advised that:

SunTrust acts as principal only and does not act as advisor, agent, broker, or fiduciary for or with respect to any counterparty (unless otherwise expressly agreed in a written engagement letter).

SunTrust expects that its counterparties have the authority and capacity to enter into and perform their obligations under their OTC risk management transactions with SunTrust, and SunTrust relies on the express and implied representations of its counterparties with respect thereto.

SunTrust expects that its counterparties possess adequate knowledge and experience to assess independently, or with the assistance of their own advisors, the merits and risks of each OTC risk management transaction that the counterparty may from time to time enter into, amend, or terminate.

SunTrust endeavors to maintain the confidentiality of all confidential counterparty information and expects its counterparties to do the same. Unless a counterparty gives SunTrust written notice to the contrary, each counterparty authorizes SunTrust and all SunTrust affiliates, including SunTrust Capital Markets, Inc. (STCM), to share with each other confidential information concerning a counterparty and/or its accounts for marketing or other purposes from time to time. Any trade ideas, term sheets, and other similar documents sent to counterparties by SunTrust are not to be shared with others.

SunTrust may pay fees, commissions, and other amounts to agents, brokers, and/or other third parties in connection with OTC risk management transactions entered into with counterparties. SunTrust considers the amount of such fees, commissions, and other amounts to be confidential and does not disclose the same to its counterparties.

SunTrust may from time to time receive orders for similar or identical transactions, and SunTrust makes no representation with respect to execution priorities.

STCM's Authorized Officers have the authority to bind SunTrust in connection with OTC risk management transactions. A current list of Authorized Officers may be obtained from STCM upon request.

OTC risk management obligations of SunTrust are not FDIC insured.

                           SUNTRUST BANK ("SUNTRUST")
         RISK DISCLOSURE STATEMENT FOR OTC RISK MANAGEMENT TRANSACTIONS


Over-the-counter ("OTC") risk management transactions, like other financial transactions, involve a variety of significant potential risks. OTC risk management transactions generally include options, forwards, swaps, swaptions, caps, floors, collars, combination and variations of such instruments, and other executory contractual arrangements, and may involve interest rates, currencies, securities, commodities, equities, credit, indices, and other underlying interests.

Before entering into any OTC risk management transaction, you should carefully consider whether the transaction is appropriate for you in light of your experience, objectives, financial and operational resources, and other relevant circumstances. You should also ensure that you fully understand the nature of the transaction and contractual relationship into which you are entering and the nature and extent of your exposure to risk of loss, which may significantly exceed the amount of any initial payment or investment by you.

The specific risks presented by a particular OTC risk management transaction necessarily depend upon the character of the specific transaction and your circumstances. In general, however, all OTC risk management transactions involve the risk of adverse or unanticipated market developments, risk of illiquidity and credit risk, and may involve other material risks. Equity risk management transactions may increase or decrease in value with a change in, among other things, stock prices and interest rates which could result in unlimited loss. In addition, you may be subject to internal operational risks in the event that appropriate internal systems and controls are not in place to monitor the various risks and funding requirements to which you are subject by virtue of your activities in the OTC risk management and related markets. OTC risk management transactions frequently are tailored to permit parties to customize transactions to accomplish complex financial and risk management objectives. Such customization can also introduce significant risk factors of a complex character.

As in any financial transaction, you must understand the requirements (including investment restrictions), if any, applicable to you that are established by your regulators or by your Board of Directors or other governing body. You should also consider the tax and accounting implications of entering into any risk management or other transaction. To the extent appropriate in light of the specific transaction and your circumstances, you should consider consulting such advisers as may be appropriate to assist you in understanding the risks involved. If you are acting in the capacity of financial adviser or agent, you must evaluate the foregoing matters in light of the circumstances applicable to your principal.

In entering into any OTC risk management transaction, you should also take into consideration that, unless you and SunTrust have established in writing an express financial advisory or other fiduciary relationship or you and SunTrust have expressly agreed in writing that you will be relying on SunTrust's recommendations as the primary basis for making your trading or investment decisions, SunTrust is acting solely in the capacity of an arm's-length contractual counterparty and not in the capacity of your financial advisor or fiduciary. In addition, SunTrust or its affiliates may from time to time have substantial long or short positions in and may make a market in or otherwise buy or sell instruments identical or economically related to the OTC risk management transaction entered into with you or may have an investment banking or other commercial relationship with the issuer of any security or financial instrument underlying an OTC risk management transaction entered into with you.

THIS BRIEF STATEMENT DOES NOT DISCLOSE ALL OF THE RISKS AND OTHER SIGNIFICANT ASPECTS OF ENTERING INTO OTC RISK MANAGEMENT TRANSACTIONS. YOU SHOULD REFRAIN FROM ENTERING INTO ANY SUCH TRANSACTION UNLESS YOU FULLY UNDERSTAND ALL SUCH RISK AND HAVE INDEPENDENTLY DETERMINED THAT THE TRANSACTION IS APPROPRIATE FOR YOU.

-------------------------------------------------------------------------------

[SUNTRUST ROBINSON HUMPHREY LETTERHEAD]


303 Peachtree Street, N.E.
23rd Floor, Center Code 3913
Atlanta, Georgia  30308
Member NASD and SIPC

                                                               December 6, 2001

                   CONFIRMATION OF INTEREST RATE TRANSACTION

THIS LETTER AGREEMENT SHOULD BE REVIEWED, EXECUTED BY AN AUTHORIZED PERSON(S),
               AND RETURNED IMMEDIATELY VIA FAX TO 404-532-0514.
       (PLEASE DIRECT ANY QUESTIONS TO KEN KUYKENDALL AT 404-532-0303.)

Cory T. Walker
Chief Financial Officer
Brown & Brown, Inc.
220 S. Ridgewood Ave.
Daytona Beach, Florida  32114
Ph#:     386-239-7250
Fax#:    386-239-7252

REF:     13932

Dear Mr. Walker:

         The purpose of this letter agreement is to set forth the terms and conditions of the Rate Transaction entered into between Brown & Brown, Inc. ("Counterparty" or "you") and SunTrust Bank ("SunTrust" or "us") on the Trade Date specified below (the "Transaction"). SunTrust Capital Markets, Inc. acts as agent on behalf of SunTrust with respect to this Transaction. This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement to be entered into by the parties hereto (see Section 2(a) below).

         The definitions and provisions contained in the 1991 ISDA Definitions published by the International Swap and Derivatives Association, Inc. ("ISDA"), as amended and supplemented by the 1998 Supplement to the 1991 ISDA Definitions (the "Definitions"), are incorporated by reference into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation shall govern.

         This Confirmation supplements, forms a part of, and is subject to the ISDA Master Agreement, as amended and supplemented from time to time (the "Swap Agreement"), between you and us. All provisions contained or incorporated by reference in the Swap Agreement shall govern this Confirmation except as expressly modified below. Prior to the execution and delivery of such Swap Agreement, this Confirmation alone shall constitute a complete and binding agreement with respect to the Transaction.

         Each party is hereby advised, and each such party acknowledges, that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken other material actions in reliance upon the parties' entry in the Transaction to which this Confirmation relates on the terms and conditions set forth below.

         This Confirmation shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

1. The terms of the particular Transaction to which this Confirmation relates are as follows:

         Type of Transaction:       Swap Transaction

         Notional Amount:           $77,142,857.16 amortizing (see attached
                                    Schedule A)

         Trade Date:                December 5, 2001

         Effective Date:            January 2, 2002

         Termination Date:          December 31, 2007, with adjustment in
                                    accordance with the Modified Following
                                    Business Day Convention

         FIXED AMOUNTS:

         Fixed Rate Payer:          Counterparty

         Fixed Rate Payer
         Payment Dates:             The last day of each March, June,
                                    September, and December, beginning March
                                    31, 2002, through and including the
                                    Termination Date, subject to adjustment in accordance with the Modified Following
                                    Business Day Convention

         Fixed Rate:                4.53% per annum

         Fixed Rate Day Count
         Fraction:                  Actual/360

         Adjustment to Period
         End Dates:                 Applicable

         FLOATING AMOUNTS:

         Floating Rate Payer:       SunTrust

         Floating Rate Payer
         Payment Dates:             The last day of each March, June,
                                    September, and December, beginning March
                                    31, 2002, through and including the
                                    Termination Date, subject to adjustment in accordance with the Modified Following
                                    Business Day Convention

         Floating Rate for
         initial Calculation
         Period:                    To be determined

         Floating Rate Day
         Count Fraction:            Actual/360

         Designated Maturity:       3 month

         Floating Rate Option:      USD-LIBOR-BBA

         Spread:                    Inapplicable

         Adjustment to Period
         End Dates:                 Applicable

         Reset Dates:               The first day of each Floating Rate Payer
                                    Calculation Period

         Calculation Agent:         SunTrust

         Business Days:             New York


2.       Other Provisions

         (a) Subject to the terms, conditions and limitations of any other agreement between the parties, SunTrust shall have the right, but not the obligation, to terminate this Transaction if seventy-five (75) days have elapsed since the Trade Date and the Swap Agreement has not been executed by you and received by SunTrust. If this right to terminate is exercised, SunTrust will be entitled to receive from you or will be required to pay to you the fair market value for such termination as determined by SunTrust in good faith and in accordance with market practice and its own customary procedures.

         (b) You agree to provide us (i) corporate resolutions, and (ii) a certificate of incumbency with respect to the individual(s) executing this Confirmation, both documents evidencing your authority to enter into this Transaction. This provision shall constitute an additional Agreement for the purpose of Section 4 of the Swap Agreement.

         (c) By signing this Confirmation, you acknowledge that you have received and understand the SunTrust Bank "Terms of Dealing for OTC Risk Management Transactions" and the "Risk Disclosure Statement for OTC Risk Management Transactions" (each attached hereto and incorporated by reference into this Confirmation).

         (d) "Loan Agreement" shall mean each agreement, related by its terms to this Transaction, to which you (as borrower) and SunTrust (or one of its Affiliates) are or hereafter become parties (and to which other lenders may be parties) involving the making of loans, extensions of credit or financial accommodations thereunder or commitments therefor, as the same exists on the Trade Date and without regard to (i) any termination or cancellation thereof, whether by reason of payment of all indebtedness incurred thereunder or otherwise, or (ii) unless consented to in writing by SunTrust, any amendment, modification, addition, waiver or consent thereto or thereof.

3.       Account Details

         Payment to Counterparty:

         Depository:                [PLEASE ADVISE]
         ABA #
         Favor of:
         Account #

         Payments to SunTrust:

         SunTrust Bank
         ABA # 061000104
         FBO:  Bond Wire Clearing
         Account # 9088-0000-95
         Attn: Financial Risk Management, Operations


4.       Offices

         (a) The Office of Counterparty for the Transaction is its Daytona Beach office; and

         (b) The Office of SunTrust for the Transaction is its Atlanta office.

         By signing below, you also acknowledge and agree that we have explained to you the risks involved in this Transaction, which risks include but are not limited to the following:

- Market Risk: The risk that the Transaction may increase or decrease in value with a change in, among other things, interest rates or the yield curve; and

- Liquidity Risk: The risk that the Transaction cannot be closed out or disposed of quickly at or near its value.

         You further acknowledge and agree that you understand these risks and the Transaction as a whole, that you are capable of managing the risks associated with this Transaction, that the risks involved in this Transaction are consistent with your financial goals, policies and procedures, and risk tolerance, and that you have determined that this Transaction is appropriate for you.

         Please confirm that the foregoing correctly sets forth the terms of our agreement by signing this copy of this Confirmation and immediately returning it to SunTrust Capital Markets, Inc. via fax at the number indicated on Page 1.

Very truly yours,                   Accepted and Confirmed as of the date
                                    first written:

SUNTRUST BANK                       BROWN & BROWN, INC.


By:                                 By:
   ---------------------------         ----------------------------------------
   Fred D. Woolf                       Name:
   Vice President                      Title:

                            AMORTIZATION SCHEDULE A*


   PERIOD BEGIN                          PERIOD END                          NOTIONAL AMOUNT
   ------------                          ----------                          ---------------
     2-Jan-02                            29-Mar-02                            77,142,857.16
    29-Mar-02                            28-Jun-02                            73,928,571.45
    28-Jun-02                            30-Sep-02                            70,714,285.74
    30-Sep-02                            31-Dec-02                            67,500,000.03
    31-Dec-02                            31-Mar-03                            64,285,714.32
    31-Mar-03                            30-Jun-03                            61,071,428.61
    30-Jun-03                            30-Sep-03                            57,857,142.90
    30-Sep-03                            31-Dec-03                            54,642,857.19
    31-Dec-03                            31-Mar-04                            51,428,571.48
    31-Mar-04                            30-Jun-04                            48,214,285.77
    30-Jun-04                            30-Sep-04                            45,000,000.06
    30-Sep-04                            31-Dec-04                            41,785,714.35
    31-Dec-04                            31-Mar-05                            38,571,428.64
    31-Mar-05                            30-Jun-05                            35,357,142.93
    30-Jun-05                            30-Sep-05                            32,142,857.22
    30-Sep-05                            30-Dec-05                            28,928,571.51
    30-Dec-05                            31-Mar-06                            25,714,285.80
    31-Mar-06                            30-Jun-06                            22,500,000.09
    30-Jun-06                            29-Sep-06                            19,285,714.38
    29-Sep-06                            29-Dec-06                            16,071,428.67
    29-Dec-06                            30-Mar-07                            12,857,142.96
    30-Mar-07                            29-Jun-07                             9,642,857.25
    29-Jun-07                            28-Sep-07                             6,428,571.54
    28-Sep-07                            31-Dec-07                             3,214,285.83


*AMORTIZATION SCHEDULE A, subject to adjustment for the Period End Dates in accordance with the Modified Following Business Day Convention.

                           SUNTRUST BANK ("SUNTRUST")
             TERMS OF DEALING FOR OTC RISK MANAGEMENT TRANSACTIONS


In connection with the negotiation, entry into, and performance from time to time of over-the-counter ("OTC") risk management transactions, please be advised that:

SunTrust acts as principal only and does not act as advisor, agent, broker, or fiduciary for or with respect to any counterparty (unless otherwise expressly agreed in a written engagement letter).

SunTrust expects that its counterparties have the authority and capacity to enter into and perform their obligations under their OTC risk management transactions with SunTrust, and SunTrust relies on the express and implied representations of its counterparties with respect thereto.

SunTrust expects that its counterparties possess adequate knowledge and experience to assess independently, or with the assistance of their own advisors, the merits and risks of each OTC risk management transaction that the counterparty may from time to time enter into, amend, or terminate.

SunTrust endeavors to maintain the confidentiality of all confidential counterparty information and expects its counterparties to do the same. Unless a counterparty gives SunTrust written notice to the contrary, each counterparty authorizes SunTrust and all SunTrust affiliates, including SunTrust Capital Markets, Inc. (STCM), to share with each other confidential information concerning a counterparty and/or its accounts for marketing or other purposes from time to time. Any trade ideas, term sheets, and other similar documents sent to counterparties by SunTrust are not to be shared with others.

SunTrust may pay fees, commissions, and other amounts to agents, brokers, and/or other third parties in connection with OTC risk management transactions entered into with counterparties. SunTrust considers the amount of such fees, commissions, and other amounts to be confidential and does not disclose the same to its counterparties.

SunTrust may from time to time receive orders for similar or identical transactions, and SunTrust makes no representation with respect to execution priorities.

STCM's Authorized Officers have the authority to bind SunTrust in connection with OTC risk management transactions. A current list of Authorized Officers may be obtained from STCM upon request.

OTC risk management obligations of SunTrust are not FDIC insured.

                           SUNTRUST BANK ("SUNTRUST")
         RISK DISCLOSURE STATEMENT FOR OTC RISK MANAGEMENT TRANSACTIONS


Over-the-counter ("OTC") risk management transactions, like other financial transactions, involve a variety of significant potential risks. OTC risk management transactions generally include options, forwards, swaps, swaptions, caps, floors, collars, combination and variations of such instruments, and other executory contractual arrangements, and may involve interest rates, currencies, securities, commodities, equities, credit, indices, and other underlying interests.

Before entering into any OTC risk management transaction, you should carefully consider whether the transaction is appropriate for you in light of your experience, objectives, financial and operational resources, and other relevant circumstances. You should also ensure that you fully understand the nature of the transaction and contractual relationship into which you are entering and the nature and extent of your exposure to risk of loss, which may significantly exceed the amount of any initial payment or investment by you.

The specific risks presented by a particular OTC risk management transaction necessarily depend upon the character of the specific transaction and your circumstances. In general, however, all OTC risk management transactions involve the risk of adverse or unanticipated market developments, risk of illiquidity and credit risk, and may involve other material risks. Equity risk management transactions may increase or decrease in value with a change in, among other things, stock prices and interest rates which could result in unlimited loss. In addition, you may be subject to internal operational risks in the event that appropriate internal systems and controls are not in place to monitor the various risks and funding requirements to which you are subject by virtue of your activities in the OTC risk management and related markets. OTC risk management transactions frequently are tailored to permit parties to customize transactions to accomplish complex financial and risk management objectives. Such customization can also introduce significant risk factors of a complex character.

As in any financial transaction, you must understand the requirements (including investment restrictions), if any, applicable to you that are established by your regulators or by your Board of Directors or other governing body. You should also consider the tax and accounting implications of entering into any risk management or other transaction. To the extent appropriate in light of the specific transaction and your circumstances, you should consider consulting such advisers as may be appropriate to assist you in understanding the risks involved. If you are acting in the capacity of financial adviser or agent, you must evaluate the foregoing matters in light of the circumstances applicable to your principal.

In entering into any OTC risk management transaction, you should also take into consideration that, unless you and SunTrust have established in writing an express financial advisory or other fiduciary relationship or you and SunTrust have expressly agreed in writing that you will be relying on SunTrust's recommendations as the primary basis for making your trading or investment decisions, SunTrust is acting solely in the capacity of an arm's-length contractual counterparty and not in the capacity of your financial advisor or fiduciary. In addition, SunTrust or its affiliates may from time to time have substantial long or short positions in and may make a market in or otherwise buy or sell instruments identical or economically related to the OTC risk management transaction entered into with you or may have an investment banking or other commercial relationship with the issuer of any security or financial instrument underlying an OTC risk management transaction entered into with you.

THIS BRIEF STATEMENT DOES NOT DISCLOSE ALL OF THE RISKS AND OTHER SIGNIFICANT ASPECTS OF ENTERING INTO OTC RISK MANAGEMENT TRANSACTIONS. YOU SHOULD REFRAIN FROM ENTERING INTO ANY SUCH TRANSACTION UNLESS YOU FULLY UNDERSTAND ALL SUCH RISK AND HAVE INDEPENDENTLY DETERMINED THAT THE TRANSACTION IS APPROPRIATE FOR YOU.